Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: April 22, 2013

Boise Cascade Company Reports Financial Results for First Quarter 2013

BOISE, Idaho - Boise Cascade Company (Boise Cascade or Company) (NYSE: BCC) today reported financial results for its quarter ended March 31, 2013.

First Quarter 2013 Highlights

•
On February 11, 2013, we issued 13,529,412 shares of common stock in our initial public offering. As a result of this initial public offering, we received proceeds of $262.7 million, net of underwriting discounts and offering expenses.

•
First quarter sales of $744.9 million were 27% above the same quarter in 2012. Wood Products first quarter segment sales, including sales to the Company's Building Materials Distribution (BMD) segment, were $269.2 million, an increase of 28% from the year ago quarter. BMD segment sales were $581.1 million, an increase of 29% from the year ago quarter.

•
The Company reported net income of $80.8 million in the first quarter, which included a $68.7 million income tax benefit associated with recording net deferred tax assets upon our conversion to a corporation in February 2013. Net income for the quarter excluding the tax item was $12.2 million, or $0.32 per share, on 37.6 million weighted average shares outstanding. Net income in first quarter 2012 was $1.7 million, or $0.06 per share, on 29.7 million weighted averages shares outstanding. As of April 22, the Company had 43.2 million shares outstanding.

•
Wood Products reported first quarter 2013 segment earnings before interest, taxes, depreciation, and amortization (EBITDA) of $27.1 million, up 62% from the $16.7 million reported in the same period in 2012.

•	BMD reported segment EBITDA of $10.2 million, a sharp improvement from the $1.4 million reported in first quarter 2012.

Total and single-family U.S. housing starts improved approximately 36% and 28%, respectively, from the same period last year. Housing start levels remain below the historical average for the last 20 years of approximately 1.4 million units per year. The April 2013 Blue Chip consensus forecast for 2013 reflects 1,000,000 U.S. housing starts, a 28% increase from 2012 levels.

“2013 has started with strong commodity pricing for structural panels and lumber, which clearly contributed to our financial performance in both operating segments. Demand improved compared to the prior year quarter primarily driven by increased new home construction activity. Our businesses are doing a good job of leveraging the stronger housing-related activity into higher sales and earnings,” commented Tom Carlile, CEO.

	1Q 2013	1Q 2012	4Q 2012

	(thousands)

Total sales	$744,878	$586,986	$694,580
Net income	80,836	1,668	1,278
Adjusted net income[1]	12,170	1,668	1,278
Wood Products segment sales	269,216	211,143	230,508
Wood Products segment EBITDA[1]	27,061	16,716	13,233
BMD segment sales	581,129	451,416	553,068
BMD segment EBITDA[1]	10,175	1,363	8,055
1Reconciliations between our results reported in accordance with U.S. generally accepted accounting principles (GAAP) and adjusted net income and EBITDA are included in the summary notes at the end of this press release.

Wood Products Segment

Wood Products segment sales in the first quarter were $269.2 million, up 28% from the same quarter a year ago. The sales increase was attributable primarily to 24% higher plywood sales prices, 28% higher laminated veneer lumber (LVL) sales volumes, and 37% higher I-joist sales volumes. Higher lumber sales volumes and prices, as well as plywood sales volumes also contributed to segment sales growth. The segment reported EBITDA of $27.1 million for the quarter, compared with $16.7 million reported in first quarter 2012. The main factors contributing to the improved financial performance were improved plywood, lumber, and EWP pricing, offset partially by higher wood fiber costs.

Building Materials Distribution Segment

BMD segment sales were $581.1 million in the first quarter, up 29% from the same quarter a year ago. Price changes accounted for approximately 18% of the sales gain, with shipment volumes up approximately 9%. The largest sales gains were in commodity products and engineered wood products categories, with lower sales growth in general line products. BMD reported quarterly EBITDA of $10.2 million compared to $1.4 million in first quarter 2012. Gross margins at 11.0% were down 0.5% from the 11.5% reported in first quarter 2012; however, positive sales growth leverage on selling and distribution expenses, as well as on general and administrative expenses, contributed to significantly improved earnings in the segment.

Balance Sheet

Boise Cascade received net IPO proceeds of $262.7 million in February and ended the first quarter with $233.5 million of cash. At March 31, 2013, the Company had $290.2 million of undrawn committed bank line availability, for total available liquidity of $523.8 million including cash. The Company reported $250.0 million of long-term debt, which was down $25.0 million from year-end 2012.

Outlook

We expect to continue to experience demand below 20-year average historical levels for the products we manufacture and distribute. However, the housing industry has shown signs of improvement in the U.S. and we remain optimistic that the recent improvement in demand for our products will continue. Commodity wood product prices in first quarter 2013, including structural panels and lumber, were well above 5-year average historical levels. Future pricing could be volatile in response to operating rates and inventory levels in various distribution channels. We expect to manage our production levels to our sales demand, which will likely result in operating our engineered wood products facilities below their capacity until demand improves further.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Monday, April 22, at 11 a.m. Eastern, at which time we will review the company's recent performance. You can join the webcast through our website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 866-277-1184 (international callers should dial 617-597-5360), participant passcode 76736434, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of our website. A replay of the conference call will be available from Monday, April 22, at 2 p.m. Eastern through Monday, April 29, at 11 p.m. Eastern. Playback numbers are 888-286-8010 for U.S. calls and 617-801-6888 for international calls, and the passcode will be 85535636.

Basis of Presentation

We present our consolidated financial statements in accordance with GAAP. Our earnings release also supplements the GAAP presentations by reflecting EBITDA, a non-GAAP financial measure. EBITDA is defined as income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for the limitations of EBITDA by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Company
Consolidated Statements of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended
	March 31		December 31, 2012
	2013	2012
Sales
Trade	$744,878	$586,986	$694,580

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	644,847	510,124	607,589
Depreciation and amortization	8,477	8,119	8,489
Selling and distribution expenses	57,004	53,814	58,201
General and administrative expenses	10,046	9,048	11,200
Other (income) expense, net	(134)	(368)	496
	720,240	580,737	685,975

Income from operations	24,638	6,249	8,605

Foreign exchange gain (loss)	(80)	186	(88)
Interest expense	(4,891)	(4,813)	(7,286)
Interest income	62	107	111
	(4,909)	(4,520)	(7,263)

Income before income taxes	19,729	1,729	1,342
Income tax (provision) benefit (a)	61,107	(61)	(64)
Net income	$80,836	$1,668	$1,278

Weighted average common shares outstanding:
Basic	37,569	29,700	29,700
Diluted	37,569	29,700	29,700

Net income per common share:
Basic	$2.15	$0.06	$0.04
Diluted	$2.15	$0.06	$0.04

See accompanying summary notes to consolidated financial statements and segment information.

Wood Products Segment
Statements of Operations
(unaudited, in thousands)

	Three Months Ended
	March 31		December 31, 2012
	2013	2012
Sales
Segment	$269,216	$211,143	$230,508

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	233,384	186,396	207,112
Depreciation and amortization	6,253	5,905	6,262
Selling and distribution expenses	6,693	6,469	6,952
General and administrative expenses	2,131	1,908	2,691
Other (income) expense, net	(53)	(346)	520
	248,408	200,332	223,537

Segment income	$20,808	$10,811	$6,971

	(percentage of sales)
Sales
Segment	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	86.7%	88.3%	89.9%
Depreciation and amortization	2.3%	2.8%	2.7%
Selling and distribution expenses	2.5%	3.1%	3.0%
General and administrative expenses	0.8%	0.9%	1.2%
Other (income) expense, net	—%	(0.2)%	0.2%
	92.3%	94.9%	97.0%

Segment income	7.7%	5.1%	3.0%

Building Materials Distribution Segment
Statements of Operations
(unaudited, in thousands)

	Three Months Ended
	March 31		December 31, 2012
	2013	2012
Sales
Segment	$581,129	$451,416	$553,068

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	517,002	399,446	489,627
Depreciation and amortization	2,178	2,182	2,203
Selling and distribution expenses	50,311	47,345	51,249
General and administrative expenses	3,742	3,332	4,193
Other (income) expense, net	(101)	(70)	(56)
	573,132	452,235	547,216

Segment income (loss)	$7,997	$(819)	$5,852

		(percentage of sales)
Sales
Segment	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	89.0%	88.5%	88.5%
Depreciation and amortization	0.4%	0.5%	0.4%
Selling and distribution expenses	8.7%	10.5%	9.3%
General and administrative expenses	0.6%	0.7%	0.8%
Other (income) expense, net	—%	—%	—%
	98.6%	100.2%	98.9%

Segment income (loss)	1.4%	(0.2)%	1.1%

Segment Information
(unaudited, in thousands)

	Three Months Ended
	March 31		December 31, 2012
	2013	2012
Segment sales
Wood Products	$269,216	$211,143	$230,508
Building Materials Distribution	581,129	451,416	553,068
Intersegment eliminations	(105,467)	(75,573)	(88,996)
	$744,878	$586,986	$694,580

Segment income (loss)
Wood Products	$20,808	$10,811	$6,971
Building Materials Distribution	7,997	(819)	5,852
Corporate and Other	(4,247)	(3,557)	(4,306)
	24,558	6,435	8,517

Interest expense	(4,891)	(4,813)	(7,286)
Interest income	62	107	111
Income before income taxes	$19,729	$1,729	$1,342

EBITDA (b)
Wood Products	$27,061	$16,716	$13,233
Building Materials Distribution	10,175	1,363	8,055
Corporate and Other	(4,201)	(3,525)	(4,282)
	$33,035	$14,554	$17,006

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2013	December 31, 2012

ASSETS

Current
Cash and cash equivalents	$233,547	$54,507
Receivables
Trade, less allowances of $2,776 and $2,696	205,575	134,743
Related parties	430	674
Other	3,905	6,204
Inventories	387,103	325,806
Deferred income taxes	19,023	2
Prepaid expenses and other	8,279	5,521
Total current assets	857,862	527,457

Property and equipment, net	261,221	265,924
Timber deposits	7,027	6,221
Deferred financing costs	7,441	7,562
Goodwill	12,170	12,170
Intangible assets	8,900	8,900
Deferred income taxes	48,128	—
Other assets	7,048	8,164
Total assets	$1,209,797	$836,398

Boise Cascade Company
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except per-share data)

	March 31, 2013	December 31, 2012

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$216,388	$140,192
Related parties	2,092	1,950
Accrued liabilities
Compensation and benefits	42,779	61,814
Interest payable	7,160	3,188
Other	32,692	29,043
	301,111	236,187
Debt
Long-term debt	250,000	275,000

Other
Compensation and benefits	195,169	206,668
Other long-term liabilities	14,084	14,336
	209,253	221,004

Redeemable equity	—	6,443

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 43,229 and 29,700 shares issued and outstanding, respectively	432	297
Additional paid-in capital	494,216	256,927
Accumulated other comprehensive loss	(119,820)	(121,229)
Retained earnings (accumulated deficit)	74,605	(38,231)
Total stockholders' equity	449,433	97,764
Total liabilities and stockholders' equity	$1,209,797	$836,398

Boise Cascade Company
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	March 31
	2013	2012
Cash provided by (used for) operations
Net income	$80,836	$1,668
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	8,888	8,720
Pension expense	2,726	3,235
Deferred income taxes	(68,018)	—
Other	11	(428)
Decrease (increase) in working capital, net of acquisitions
Receivables	(68,635)	(42,486)
Inventories	(61,297)	(34,617)
Prepaid expenses and other	(384)	(196)
Accounts payable and accrued liabilities	57,494	58,784
Pension contributions	(9,663)	(3,941)
Current and deferred income taxes	6,772	64
Other	(2,472)	(764)
Net cash used for operations	(53,742)	(9,961)

Cash provided by (used for) investment
Expenditures for property and equipment	(5,316)	(4,727)
Acquisitions of businesses and facilities	—	(2,355)
Proceeds from sales of assets	489	88
Other	22	(1,059)
Net cash used for investment	(4,805)	(8,053)

Cash provided by (used for) financing
Net proceeds from issuance of common stock	262,736	—
Issuances of long-term debt	55,000	—
Payments of long-term debt	(80,000)	—
Financing costs	(149)	—
Net cash provided by financing	237,587	—

Net increase (decrease) in cash and cash equivalents	179,040	(18,014)

Balance at beginning of the period	54,507	182,455

Balance at end of the period	$233,547	$164,441

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2012 Form 10-K and the Company’s other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
First quarter 2013 includes $68.7 million of income tax benefit associated with recording net deferred tax assets upon our conversion from a limited liability company to a corporation. The following table reconciles GAAP net income to adjusted non-GAAP net income for the three months ended March 31, 2013 and 2012, and December 31, 2012:

	Three Months Ended
	March 31		December 31, 2012
	2013	2012

	(unaudited, in thousands, except per-share amounts)

Net income (GAAP basis)	$80,836	$1,668	$1,278
Impact of deferred tax benefit	(68,666)	—	—
Adjusted net income (non-GAAP basis)	$12,170	$1,668	$1,278

Adjusted net income (non-GAAP basis), per share:
Basic	$0.32	$0.06	$0.04
Diluted	$0.32	$0.06	$0.04

(b)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. The following table reconciles net income to EBITDA for the three months ended March 31, 2013 and 2012, and December 31, 2012:

	Three Months Ended
	March 31		December 31, 2012
	2013	2012

	(unaudited, in thousands)

Net income	$80,836	$1,668	$1,278
Interest expense	4,891	4,813	7,286
Interest income	(62)	(107)	(111)
Income tax provision (benefit)	(61,107)	61	64
Depreciation and amortization	8,477	8,119	8,489
EBITDA	$33,035	$14,554	$17,006

The following table reconciles segment income (loss) to EBITDA for the three months ended March 31, 2013 and 2012, and December 31, 2012:

	Three Months Ended
	March 31		December 31, 2012
	2013	2012

	(unaudited, in thousands)
Wood Products
Segment income	$20,808	$10,811	$6,971
Depreciation and amortization	6,253	5,905	6,262
EBITDA	27,061	16,716	13,233

Building Materials Distribution
Segment income (loss)	$7,997	$(819)	$5,852
Depreciation and amortization	2,178	2,182	2,203
EBITDA	10,175	1,363	8,055

Corporate and Other
Segment loss	(4,247)	(3,557)	(4,306)
Depreciation and amortization	46	32	24
EBITDA	(4,201)	(3,525)	(4,282)

Total Company EBITDA	$33,035	$14,554	$17,006